SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 21, 2007 (November 26, 2007)

FLAGSHIP GLOBAL HEALTH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30556	11-3210792
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West 42nd Street
23rd Floor
New York, NY 10036
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 340-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2007, Fred F. Nazem, resigned as the Chief Officer of Flagship Global Health, Inc. (the “Company”). Mr. Nazem will continue to serve as the Chairman of the Board of Directors. On November 21, 2007, the Board of Directors appointed John H. Flood III as the Company’s new Chief Executive Officer. Mr. Flood will also continue to serve as the President of the Company.

 Mr. Flood joined the Company in 2004. Before joining the Company, he was the managing partner of Flood Donohue Johnston & McShane, from 1994 to 2004. From 1984 to 1994, he worked for NFL Properties, the centralized marketing company of the National Football League, where he served as company President and helped the company grow to over one billion dollars in retail sales. Mr. Flood received his AB in Psychology from Harvard University and his JD from the University of Virginia School of Law.

As of the date of this report, neither Mr. Flood nor his immediate family member is a party, either directly or indirectly, to any transaction required to be reported pursuant to Item 404(a) of Regulation S-B.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit

99.1	Press Release, dated November 21, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2007

FLAGSHIP GLOBAL HEALTH, INC.

By: /s/ John H. Flood III
Name: John H. Flood III
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated November 21, 2007.